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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
SYSTEMS & COMPUTER TECHNOLOGY CORPORATION AND SUBSIDIARIES
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                                             Three months ended                       Six months ended
                                        Mar. 31, 1997    Mar. 31, 1996          Mar. 31, 1997    Mar. 31, 1996

PRIMARY
Average shares outstanding                14,163,819       14,061,940             14,059,212       14,059,212

Net effect of dilutive stock options--
   based on the treasury stock method
   using average market price                687,814        1,015,642              1,057,350        1,057,350
                                          ----------       ----------             ----------       ----------

Total                                     14,851,633       15,077,582             15,116,562       15,116,562
                                          ==========       ==========             ==========       ==========


Net income                                $4,568,000       $  766,000             $3,029,000       $3,029,000
                                          ==========       ==========             ==========       ==========

Net income per share                           $0.31            $0.05                  $0.20            $0.20
                                               =====            =====                  =====            =====


FULLY DILUTED
Average shares outstanding                14,163,819       14,061,940             14,059,212       14,059,212

Net effect of dilutive stock options--
   based on the treasury stock method
   using the end of period market price,
   if higher than average market price       687,814        1,015,642              1,057,350        1,057,350

Assumed conversion of 6 1/4%
   convertible subordinated debentures     1,911,611                0                      0                0
                                          ----------       ----------             ----------       ----------

Total                                     16,763,244       15,077,582             15,116,562       15,116,562
                                          ==========       ==========             ==========       ==========


Net Income                                $4,568,000       $  766,000             $3,029,000       $3,029,000

Add 6 1/4 % convertible subordinated
   debenture interest, net of
   income tax effect                         286,000                0                      0                0

Net income, as adjusted                   $4,854,000       $  766,000             $3,029,000       $3,029,000
                                          ==========       ==========             ==========       ==========

Net income per share                           $0.29            $0.05                  $0.20            $0.20
                                               =====            =====                  =====            =====
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